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                                                                    EXHIBIT 21.1

         COOPER CAMERON CORPORATION  --  SUBSIDIARIES & JOINT VENTURES
                             (AS OF MARCH 23, 2001)

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                                                                                                           STATE/COUNTRY OF
                                                                            % OWNED          % OWNED        INCORPORATION OR
COOPER CAMERON CORPORATION (DELAWARE) -- PARENT                          BY SUBSIDIARY        BY CCC          ORGANIZATION
-----------------------------------------------                          -------------       --------        ----------------
Cameron Algerie     (1 share owned by CCPEG)/1/                                                  100%           Algeria
Cameron Argentina S.A.I.C./1/                                                                    100%          Argentina
Cameron Australasia Pty. Ltd.                                                                    100%          Australia
  Cooper Cameron Pensions Australia. Pty. Ltd.                                100%                             Australia
Cameron France, S.A.  (6 shares owned by directors)                                              100%            France
  Cameron France E.U.R.L.                                                     100%                               France
  Cameron France S.N.C.3                                                      100%                               France
Cameron Gabon, S.A.  (7 shares owned by directors)                                               100%            Gabon
Cameron GmbH                                                                                     100%           Germany
Cameron Services Middle East LLC  (Joint Venture)/6/                                              24%             Oman
Cameron Ireland Limited      (1 share owned by CCPEG)/1/                                         100%           Ireland
Cameron Norge AS                                                                                 100%            Norway
Cameron Venezolana, S.A./1/                                                                      100%          Venezuela
  Cameron Remanufacturer                                                      100%                             Venezuela
  Camercay, Ltd.                                                              100%                            Grand Cayman
Compression Services Company                                                                     100%             Ohio
Cooper Cameron do Brasil Ltda.   (1 share owned by CCPEG)/1/                                     100%            Brazil
Cooper Cameron Foreign Sales Company Ltd.                                                        100%           Barbados
Cooper Cameron (U.K.) Limited                                                                    100%        United Kingdom
  Cameron Offshore Engineering Limited                                        100%                           United Kingdom
  Cooper Cameron Pensions Limited                                             100%                           United Kingdom
  Cameron Integrated Services Limited                                         100%                           United Kingdom
Cooper Cameron Holding B.V.                                                                      100%         Netherlands
  Cooper Energy Services B.V.                                                 100%                            Netherlands
  Cameron B.V.                                                                100%                            Netherlands
Cooper Cameron Limited                                                                           100%            Canada
Cooper Cameron Corporation Nigeria Limited/4/                                                     60%           Nigeria
Cooper Energy Services de Venezuela, S.A.                                                        100%          Venezuela
Cooper Energy Services International, Inc.                                                       100%             Ohio
  Canada Tiefbohrgerate und Maschinenfabrik GmbH                              100%                              Austria
    (1 share owned by CCPEG)/1/
  Cooper Cameron (Singapore) Pte. Ltd.                                         39%                61%          Singapore
  Cameron (B) Sendirian Berhad (except 1 share owned by Lai Yue Kee)          100%                               Brunei
Cooper Cameron de Mexico S.A. de C.V.  (1 share owned by CCPEG)/1/                               100%            Mexico
Cooper Cameron Petroleum Equipment Group, Inc.                                                   100%           Delaware
  Cooper Flow Control Australia Pty. Ltd.                                      50%                50%          Australia
Cooper Turbocompressor, Inc.  (Delaware)                                                         100%           Delaware
Ingram Cactus de Venezuela , S.A.    (Venezuela Joint Venture)/2/                                 49%          Venezuela
  Cameron Cactus Cayman Ltd. (Grand Cayman)                                   100%                            Grand Cayman
Lyulka-Cooper (Russian Federation Joint Venture)/8/                                               50%            Russia
Orbit Valve International, Inc. (Arkansas)                                                       100%           Arkansas
  Orbit Valve Company (Arkansas)                                              100%                              Arkansas
     Orbit Valve Asia, Inc. (Arkansas)                                        100%                              Arkansas
  Orbit Valve Company Europe (Arkansas)                                       100%                              Arkansas
     Orbit Valve PLC (U.K.)                                                   100%                           United Kingdom
  Orbit Valve Canada Ltd. (Alberta, Canada)                                   100%                          Alberta, Canada
Wellhead Holdings Malaysia, Inc. (Nevada)                                                        100%            Nevada
  Cooper Cameron (Malaysia) Sdn Bhd                                                              100%           Malaysia
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
1   Partially owned by Cooper Petroleum Equipment Group, Inc.   4   Partially owned by various Nigerian entities and individuals.
2   Partially owned by Carmelo Antonio Moschella Carnabuci.     5   Partially owned by Lyulka-Saturn.
3   Partially owned by Cameron France E.U.R.L                   6   Partially owned by United Engineering Services LLC.
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